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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-18231 and 333-31811) and the Registration Statements on Form S-8 (Nos. 33-51582, 33-63318, 333-04109, 333-42676 and 333-56279) of our
report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Embrex Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                                /s/ Ernst & Young


Raleigh, North Carolina
March 22, 2002